Exhibit 10.13

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

OF

HCA HEALTHCARE, INC.

Dated as of February 6, 2026

Table of Contents

Exhibits
Exhibit A	Permitted Transferee Form Joinder

ii

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

OF

HCA HEALTHCARE, INC.

This AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (as the same may be amended, modified or supplemented from time to time, the “Agreement”), dated as of February 6, 2026, is entered into by and among HCA Healthcare, Inc., a Delaware corporation (the “Company”), Hercules Holding II, a Delaware general partnership (“Hercules”), and Frisco Holding II, a Delaware general partnership (“Frisco”).

R E C I T A L S:

WHEREAS, Hercules and the Company, together with other Persons, previously entered into a Stockholders’ Agreement (the “Old Agreement”), dated as of March 9, 2011, providing for certain corporate governance matters in respect of Hercules’ holdings of common stock, par value $0.01 per share (the “Common Stock”), of the Company;

WHEREAS, Hercules has distributed to Frisco all shares of Common Stock attributable to, and in redemption of, Frisco’s interest in Hercules (the “Old Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, (a) the Company and Frisco have entered into that certain Exchange Agreement (the “Exchange Agreement”), dated as of the date of this Agreement, pursuant to which Frisco transferred to the Company the Old Shares, and, in consideration therefor, the Company issued to Frisco 36,557,141 shares of Common Stock and (b) the Company, Hercules and Frisco have entered into that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the date of this Agreement, as amended, modified or supplemented from time to time, providing for certain registration rights in respect of the holdings of the Frist Group (as defined below), both indirectly through Hercules and Frisco, and directly, and of any other Person who becomes a party thereunder, in each case, of the Common Stock;

WHEREAS, as of the date of this Agreement, the Frist Group (as defined below), including indirectly through Hercules and Frisco, owns a substantial number of the outstanding shares of Common Stock;

WHEREAS, in connection with such ownership, certain members of the Frist Group have entered into the Amended and Restated Partnership Agreement of Hercules (the “Hercules Partnership Agreement”) and the Partnership Agreement of Frisco (the “Frisco Partnership Agreement” and, together with the Hercules Partnership Agreement, the “Partnership Agreements”), in each case, dated as of February 6, 2026, as amended, modified or supplemented from time to time, setting forth certain rights of the Frist Group related to corporate governance and other matters of Hercules and Frisco in respect of the Company;

WHEREAS, the parties hereto now wish to amend and restate the Old Agreement in the form of this Agreement to provide for certain corporate governance matters in respect of both Hercules’ and Frisco’s respective holdings of Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms used herein shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act.

“Agreement” shall have the meaning set forth in the Preamble.

“beneficially own” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” shall mean the board of directors of the Company.

“Closing Date” shall have the meaning set forth in the Exchange Agreement.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Director” shall have the meaning set forth in Section 2.1(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Agreement” shall have the meaning set forth in the Recitals.

“Family Member” shall mean, with respect to any natural Person, (i) any family member (including any child, stepchild, grandchild or more remote issue, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, child of sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, cousin and adoptive relationships) or heir, legatee, beneficiary, devisee or estate of such Person or (ii) any foundation, trust, family limited partnership, family limited liability company or other entity created and used for estate planning, charitable or educational purposes, so long as any such foundation, trust, family limited partnership, family limited liability company or other entity is controlled by, for the benefit of, or owned by one or more Persons described in clause (i) and/or clause (ii).

“Frisco” shall have the meaning set forth in the Preamble.

“Frisco Partnership Agreement” shall have the meaning set forth in the Recitals.

“Frisco Volume Amount” shall mean, as of a date of determination: (i) the number of shares of Common Stock calculated pursuant to Rule 144(e)(1)(i)-(ii) under the Securities Act (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof); multiplied by (ii) the number of New Shares then beneficially owned by Frisco and its Permitted Transferees in the aggregate, without duplication; divided by (iii) the number of shares of Common Stock, including New Shares, then beneficially owned by the Frist Group as a whole in the aggregate, without duplication.

“Frist Group” shall mean the following Persons, collectively: Hercules, Frisco, partners of Hercules and/or Frisco and each of their respective successors, permitted assigns and Permitted Transferees, as applicable, that from time to time directly or indirectly hold any interest in the Company.

“Governmental Entity” shall mean any domestic or non-U.S. legislative, administrative or regulatory authority, agency, commission, body, court or other governmental or quasi-governmental entity of competent jurisdiction, including any supranational body.

“Hercules” shall have the meaning set forth in the Preamble.

“Hercules Partnership Agreement” shall have the meaning set forth in the Recitals.

“Independent Director” shall mean an individual that is independent within the meaning of “independent director” under the New York Stock Exchange rules or the rules of such other securities exchange on which shares of Common Stock are then listed.

“Law” or “Laws” shall mean any law, statute, ordinance, common law, rule, regulation, Order or other legal requirement enacted, issued, promulgated, enforced or entered by a Governmental Entity of competent jurisdiction.

“New Shares” shall have the meaning set forth in the Exchange Agreement.

“Old Agreement” shall have the meaning set forth in the Recitals.

“Old Shares” shall have the meaning set forth in the Recitals.

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any arbitrator, mediator or Governmental Entity.

“Partnership Agreement” shall have the meaning set forth in the Recitals.

“pecuniary interest” shall have the meaning ascribed to such term in Rule 16a-1 under the Exchange Act.

“Permitted Transferee” shall mean: (i) a partner of Hercules or Frisco; (ii) a Family Member with respect to a Person described in clause (i); or (iii) a Person who is a Family Member with respect to the same natural Person as a person described in clause (i) and/or clause (ii).

“Permitted Transferee Form Joinder” shall have the meaning set forth in Section 2.3.

“Person” shall mean any individual, corporation, partnership, trust, joint stock company, business trust, unincorporated association, joint venture or other entity of any nature whatsoever.

“Registered Sales” shall have the meaning set forth in Section 2.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Transfer” by any Person shall mean, directly or indirectly, to sell, transfer, assign, distribute, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of Law or otherwise). The terms “Transfers”, “Transferred” and “Transferring” shall have correlative meanings.

Section 1.2. Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter forms and the singular form of words shall include the plural and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Any percentage set forth herein shall be deemed to be automatically adjusted without any action on the part of any party hereto to take into account any stock split, stock dividend or similar transaction occurring after the date of this Agreement so that the rights provided to the investors shall continue to apply to the same extent such rights would have applied absent such stock split, stock dividend or similar transaction.

Article II

CORPORATE GOVERNANCE AND SHARE TRANSFERS

Section 2.1. Board of Directors.

(a) Effective as of the date hereof, the Board is comprised of 10 members (each, a “Director”), of whom (i) two are designees of the Frist Group, (ii) one is the Chief Executive Officer of the Company and (iii) seven are Independent Directors.

(b) The Frist Group shall have the right (but not the obligation) pursuant to this Agreement to nominate to the Board two Directors; provided, that the Frist Group shall cease to have the right to nominate any Directors to the Board pursuant to this Agreement at such time as the Frist Group ceases to have a pecuniary interest in at least 3% of the outstanding shares of Common Stock.

(c) In the event that the Frist Group ceases to have the right to designate a person to serve as a Director pursuant to this Section 2.1, the Frist Group’s applicable designee(s) to the Board shall resign immediately or the Frist Group shall take all action necessary to remove such designee(s).

(d) Any Director designated by the Frist Group pursuant to this Section 2.1 may be removed (with or without cause) from time to time and at any time by the Frist Group upon notice to the Company, and may otherwise only be removed for cause. Any replacement nominee may only be nominated by the Frist Group.

(e) In the event that a vacancy is created at any time by the death, disability, retirement or resignation of any Director designated by the Frist Group pursuant to this Section 2.1, the remaining Directors and the Company shall cause the vacancy created thereby to be filled by a new designee of the Frist Group as soon as reasonably practicable, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

(f) The Company agrees to include in the slate of nominees recommended by the Board the persons designated pursuant to this Section 2.1 and to use its best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as Directors as provided herein.

Section 2.2. Committees.

(a) The composition of each committee of the Board shall be determined by the Board, subject to compliance with applicable law, rule, regulation or listing standards; provided, that if the Board shall delegate substantially all of its responsibility or authority to any committee then the Frist Group shall have the right, but not the obligation, to designate one member to such committee of the Board for so long as the Frist Group has the right to nominate a Director pursuant to Section 2.1.

Section 2.3. Other Transfer Restrictions. From and after the Closing Date and until the earlier of (x) the date on which Frisco and its Permitted Transferees are eligible to sell New Shares pursuant to the non-affiliate conditions of Rule 144(b)(1) under the Securities Act (as reasonably determined by the Company) and (y) the date that is six years after the Closing Date, neither Frisco nor any of its Permitted Transferees will at any time, without the prior written consent of the Company, directly or indirectly, sell, transfer, assign or otherwise dispose of any New Shares to any non-Family Member of the Frist Group other than by means of: (a) sales of Common Stock pursuant to effective registration statements under the Securities Act (“Registered Sales”) or open-market sales; provided, however, that total sales under this clause (a) may not exceed the Frisco Volume Amount for the preceding three-month period; and provided, further, that open-market sales may not be made under this clause (a) on any trading day to the extent that such open-market sales, when added to any Registered Sales on the same trading day, would cause total sales under this clause (a) on such trading day to exceed 20 percent of the average daily trading volume of Common Stock on the NYSE for the preceding 30 consecutive trading days; or (b) unrelated private transactions or block trades in each of which no more than three percent of the Common Stock then issued and outstanding is sold. For the avoidance of doubt, this Section 2.3 shall not restrict the Transfer of shares of Common Stock other than New Shares, and shall not restrict the Transfer of New Shares to or among any Permitted Transferees; provided that, as a condition precedent to any Transfer of New Shares to any such Permitted Transferee, Frisco or the applicable transferor shall cause such Permitted Transferee to execute (i) a joinder in the form attached hereto as Exhibit A (the “Permitted Transferee Form Joinder”), which execution shall satisfy the condition precedent set forth in this proviso or (ii) a joinder or other document, other than the Permitted Transferee Form Joinder, in each case in a form reasonably pre-approved by the Company, pursuant to which such Permitted Transferee agrees to comply with the terms of this Section 2.3.

Article III

GENERAL PROVISIONS

Section 3.1. Notices. All notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, faxed and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i) if to the Company:

HCA Healthcare, Inc.

One Park Plaza
Nashville, TN 37203
Attn: Chief Legal and Administrative Officer
Fax: (615) 344-1600

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Matthew Salerno; Kyle Harris

Email: msalerno@cgsh.com; kaharris@cgsh.com

(ii) if to Hercules or Frisco:

c/o:

Frisco, Inc.

1100 N. Market Street

Suite 4050

Wilmington, DE 19890

Attn: President

Telephone: (302) 651-8321

with a copy (which shall not constitute notice) to:

Thomas F. Frist III

3100 West End Avenue

Suite 1225
Nashville, TN 37203

Telephone: (615) 269-7979

and (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street
New York, NY 10004

Telephone: (212) 558-4000

Attn: Joseph Hearn; Stephen Kotran; Charles Dowling
Email: hearnj@sullcrom.com; kotrans@sullcrom.com; dowlingc@sullcrom.com

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by fax, be deemed received on the first business day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five (5) business days after the date of deposit in the United States mail.

(b) Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 3.2. Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company, Hercules and Frisco. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

Section 3.3. Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. The Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, Hercules or the Frist Group being deprived of the rights contemplated by this Agreement.

Section 3.4. Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors, Permitted Transferees, as applicable, and permitted assigns. Except in connection with a transfer made to a Permitted Transferee in accordance with the terms of the Partnership Agreement, this Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void.

Section 3.5. Third Parties. Except as provided in Section 3.4, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

Section 3.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 3.7. Jurisdiction. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the non-exclusive jurisdiction and venue of any United States District Court located in the State of Delaware, or of the Court of Chancery of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 3.1. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 3.8. Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

Section 3.9. Entire Agreement. This Agreement, together with the Partnership Agreements, the Exchange Agreement and the Registration Rights Agreement, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. Except for the Partnership Agreements, the Exchange Agreement and the Registration Rights Agreement, there are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement, together with the Partnership Agreements, the Exchange Agreement and the Registration Rights Agreement, supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 3.10. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 3.11. No Waiver. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 3.12. Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 3.13. Grant of Consent. Any vote, consent or approval of the Frist Group hereunder shall be deemed to be given with respect to all members of the Frist Group if, and only if, such vote, consent or approval is given by Frisco (or by such other Person who is a member of the Frist Group following Frisco’s notice to the Company to that effect from time to time).

Section 3.14. Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

Section 3.15. Effectiveness. This Agreement shall become effective upon the date hereof.

Section 3.16. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Stockholders’ Agreement to be duly executed as of the date first above written.

HCA HEALTHCARE, INC.

By: /s/ John M. Franck II
Name: John M. Franck II
Title: Vice President – Legal and Corporate

Secretary

[Signature Page to the Amended and Restated Stockholders’ Agreement]

HERCULES HOLDING II

By: /s/ J. William B. Morrow
Name: J. William B. Morrow
Title: President

[Signature Page to the Amended and Restated Stockholders’ Agreement]

FRISCO HOLDING II

By: /s/ J. William B. Morrow
Name: J. William B. Morrow
Title: President

[Signature Page to the Amended and Restated Stockholders’ Agreement]

EXHIBIT A

PERMITTED TRANSFEREE FORM JOINDER

(See Attached.)

A-1